UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 19, 2023
Date of Report (date of earliest event reported)
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JUSHI HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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British Columbia (State or other jurisdiction of incorporation or organization)	000-56468 (Commission File Number)	98-1547061 (I.R.S. Employer Identification Number)
301 Yamato Road, Suite 3250 Boca Raton, FL 33431
(Address of principal executive offices and zip code)
(561) 617-9100
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.
(a) Dismissal of Independent Registered Public Accounting Firm
Effective April 19, 2023, Jushi Holdings Inc. (the “Company”) dismissed Marcum LLP (“Marcum”) as its independent registered public accounting firm. The Company’s Audit Committee approved the dismissal of Marcum.
The audit report of Marcum on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and it was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the consolidated financial statements of the Company for the fiscal year ended December 31, 2022 included an explanatory paragraph that raised substantial doubt about the Company’s ability to continue as a going concern as a result of recurring losses from operations, negative cash flows from operations, non-compliance with certain debt covenants and a working capital deficit.
Marcum was engaged by the Company from June 2, 2021 through April 19, 2023, to conduct audits of the Company’s financial statements for fiscal years ended December 31, 2022, 2021 and 2020 and reviews of the Company’s financial statements for each fiscal quarter of 2022 and 2021. During the two most recent fiscal years and the subsequent interim period through the date of Marcum’s dismissal, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of such disagreement(s) in connection with its audit reports, and (b) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except: the identification of deficiencies that constitute material weaknesses in internal control over financial reporting as detailed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 18, 2023. The material weaknesses were discussed with the Audit Committee of the Company, and the Company has authorized Marcum to respond fully to inquiries of the successor independent registered public accounting firm.
The Company provided Marcum with a copy of the foregoing disclosures it is making in this Current Report on Form 8-K prior to its filing and requested that Marcum furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein and, if not, stating the respect in which it does not agree. A copy of Marcum’s letter dated April 24, 2023 is attached as Exhibit 16.1 to this Current Report on Form 8-K.
(b) New Independent Registered Public Accounting Firm
On April 20, 2023, the Company engaged Macias Gini & O’Connell LLP (“MGO”) as its new independent registered public accountant for the fiscal year ending December 31, 2023. The Audit Committee of the Company approved and authorized the engagement of MGO as the Company’s independent registered public accounting firm.
During the two most recent fiscal years and the subsequent interim period through the date of MGO’s engagement, neither the Company nor anyone on its behalf consulted with MGO regarding (a) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that MGO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Additionally, as required by applicable Canadian securities laws, the Company’s new independent registered public accounting firm MGO delivered a letter to applicable Canadian securities regulators in respect of such press release which is furnished herewith as Exhibit 99.2.

Item 7.01 Regulation FD Disclosure.
On April 20, 2023, the Company issued a press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and hereby furnished pursuant to this Item 7.01.
The information disclosed under this Item 7.01, including Exhibit 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Marcum LLP to the Securities and Exchange Commission dated April 24, 2023
99.1	Press Release of Jushi Holdings Inc. dated April 20, 2023
99.2	Letter from Macias Gini & O’Connell LLP to Canadian securities regulators dated April 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUSHI HOLDINGS INC.
Date:	April 24, 2023	By:	/s/ Michelle Mosier
Michelle Mosier
Chief Financial Officer